Exhibit 99.1

ClearSign Technologies Corporation Provides Second Quarter 2024 Update

TULSA, Okla., August 21, 2024 -- ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today provides an update on operations for the quarter ended June 30, 2024.

“The ClearSign business has advanced on multiple fronts during the past few months, including significant new orders, new product development and increased engagement with customers and industry stakeholders,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “Our installation base continues to grow, and we are now receiving orders from larger global collaborators and operators, as seen with our most recent initial engineering order relating to the first phase of a 26 burner project. It is also encouraging that many of our orders are from third party intermediaries whom are sales conduits themselves. As a strategic marketing initiative, we have just completed a large product demonstration to industry leaders at the facilities of our partner Zeeco for our process burner line and we have an upcoming event in California next week to unveil independent data on emissions performance and fuel savings, or CO2 reduction, from our boiler burner line. Lastly, we are seeing additional states like Texas and Colorado in the process of reducing allowable NOx emissions,” concluded Dr. Deller.

Recent strategic and operational highlights during, and subsequent to, the end of the second quarter 2024 include:

Announced Order for Multi Heater Project for Texas Petrochemical Facility: The Company received the initial engineering order from engineering and heater manufacturer Birwelco USA Inc. (a BIH Group company) as the first phase of a project to retrofit four process heaters with a total of 26 ClearSign Core™ burners to be installed in the Gulf Coast facility of a Fortune 500 global chemical company.

Announced Order of Largest Burner Sold to Date: This is the largest boiler burner ClearSign has sold to date, at close to 90 million BTU/hr, or almost two times the size of the previous largest single burner sold. The burner was sold by Devco Process Heaters of Tulsa, OK and will be going into a new heater in a central Texas gas processing facility. The Company expects to deliver the burner in the third quarter.

Announced Board Transitions: Separately, ClearSign announced the appointment of both David Maley and G. Todd Silva to its Board of Directors. Mr. Silva replaced Robert T. Hoffman, Sr. as the director designee of the Company’s largest stockholder, clirSPV LLC.

Announced Closing of Public Offering and Concurrent Private Placement of Common Stock and Warrants as well as the Full Exercise of Participation Right Granted to clirSPV LLC: The offerings and participation right resulted in gross proceeds of approximately $9.3 million and $4.3 million, respectively.

Announced Successful Start-Up of Second Multi-Burner Heater at Kern Energy:  The five-burner heater had a successful start-up with independent source testing confirming emissions levels below guarantee. This follows the successful installation and start-up of the first eight-burner heater in January.

Received Orders for the Engineering of Burners for Two Additional Heaters at Kern Energy: ClearSign received two additional purchase orders to complete the detailed engineering of burners for the retrofitting of two more process heaters in the California refinery for a total of four burners. These orders follow the recent successful installations of two multi burner heater orders at Kern Energy’s refinery site. Like previous orders, this initial engineering is anticipated to be followed by purchase orders for the manufacture and supply of burners.

Cash and cash equivalents were approximately $16 million as of June 30, 2024.

There were 50,205,657shares of the Company’s common stock issued and outstanding as of June 30, 2024.

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-800-836-8184 within the U.S. or 1-646-357-8785 from abroad. Investors can also access the call online through a listen-only webcast at https://app.webinar.net/KO7mz3MRoNZ or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-888-660-6345 within the U.S. or 1-646-517-4150 from abroad. Conference ID #84206. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the Company’s ability to successfully deliver, install, and meet the performance obligations of the Company’s burners in the California and Texas market, and any other markets the Company may sell products in; the Company’s ability to further expand the sale of ultra-low NOx process and boiler burners; the Company’s ability to successfully perform engineering orders; the Company’s ability to successfully develop the 100% hydrogen burner with the Phase 2 grant funding; general business and economic conditions; the performance of management and the Company’s employees; the Company’s ability to obtain financing, when needed; the Company’s ability to compete with competitors; whether the Company’s technology will be accepted and adopted and other factors identified in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in the Company’s periodic and current reports available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and, except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter become aware.

ClearSign Technologies Corporation and Subsidiary

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	June 30,	December 31,
	2024	2023
ASSETS

Current Assets:
Cash and cash equivalents	$15,974	$5,684
Accounts receivable	135	287
Contract assets	5	188
Prepaid expenses and other assets	588	350
Total current assets	16,702	6,509

Fixed assets, net	271	275
Patents and other intangible assets, net	855	836

Total Assets	$17,828	$7,620

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$453	$366
Current portion of lease liabilities	88	71
Accrued compensation and related taxes	430	703
Contract liabilities	825	1,116
Total current liabilities	1,796	2,256
Long Term Liabilities:
Long term lease liabilities	143	172
Total liabilities	1,939	2,428

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Preferred stock, $0.0001 par value, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,205,657 and 38,687,061 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	5	4
Additional paid-in capital	112,602	98,922
Accumulated other comprehensive loss	(21)	(17)
Accumulated deficit	(96,697)	(93,717)
Total equity	15,889	5,192

Total Liabilities and Equity	$17,828	$7,620

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ClearSign Technologies Corporation and Subsidiary

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues	$45	$150	$1,147	$1,044
Cost of goods sold	3	21	668	809

Gross profit	42	129	479	235

Operating expenses:
Research and development	402	187	683	347
General and administrative	1,777	1,571	3,185	3,221

Total operating expenses	2,179	1,758	3,868	3,568

Loss from operations	(2,137)	(1,629)	(3,389)	(3,333)

Other income
Interest	77	94	138	152
Government assistance	185	14	264	107
Gain from sale of assets	—	—	—	5
Other income, net	3	43	7	162
Total other income	265	151	409	426

Net loss	$(1,872)	$(1,478)	$(2,980)	$(2,907)

Net loss per share - basic and fully diluted	$(0.04)	$(0.04)	$(0.07)	$(0.08)

Weighted average number of shares outstanding - basic and fully diluted	47,312,810	38,549,810	43,080,454	38,407,053

Comprehensive loss
Net loss	$(1,872)	$(1,478)	$(2,980)	$(2,907)
Foreign-exchange translation adjustments	(1)	(12)	(4)	(12)
Comprehensive loss	$(1,873)	$(1,490)	$(2,984)	$(2,919)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com